Exhibit 10.2

AMENDMENT NO. 2 TO

EARLY PURCHASE PROGRAM ADDENDUM TO LOAN PURCHASE AGREEMENT

This Amendment No. 2 is made and entered into as of July 12, 2011 by and between Bank of America, N.A. (“Bank of America”) and Home Loan Center, Inc. (“Seller”). This Amendment amends that certain Early Purchase Program Addendum to Loan Purchase Agreement by and between Bank of America and Seller dated May 1, 2009 (the “EPP Addendum”), which such EPP Addendum supplements that certain Loan Purchase Agreement by and between Bank of America and Seller dated April 16, 2002 (including all the Commitments, Amendments, Addenda, Assignments of Trade and Assignments thereto, collectively, the “Loan Purchase Agreement”).

RECITALS

Bank of America and Seller have previously entered into the EPP Addendum pursuant to which Seller may sell certain loans to Bank of America prior to delivery of certain mortgage loan documents.  Bank of America and Seller hereby agree that the EPP Addendum shall be amended as provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank of America and Seller hereby agree as follows:

1.                                       Exhibit J - Minimum Balance for Over/Under Account.  Bank of America and Seller agree that the Minimum Balance for Over/Under Account set forth within Exhibit J shall be amended as follows.  Any such balance maintained by Seller under the terms of the Repurchase Agreement shall be credited against the amount required to be maintained by Seller hereunder.

“Minimum Balance for Over/Under Account: $2,250,000”

2.                                       No Other Amendments.  Other than as expressly modified and amended herein, the EPP Addendum and Loan Purchase Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Bank of America as provided under the EPP Addendum and Loan Purchase Agreement.

3.                                       Capitalized Terms.  Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the EPP Addendum or Loan Purchase Agreement, as applicable.

4.                                       Facsimiles.  Facsimile signatures shall be deemed valid and binding to the same extent as the original.

IN WITNESS WHEREOF, Bank of America and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.

BANK OF AMERICA, N.A.		HOME LOAN CENTER, INC.

By:	/s/ Rayanthi De Mel	By:	/s/ Rian Furey
Name:	Rayanthi De Mel	Name:	Rian Furey
Title:	Assistant Vice President Bank of America, N.A.	Title:	SVP & COO